UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

As our 2019 Annual Meeting of Shareholders is fast approaching, we are writing to request your support for Marguerite Kondracke and our recommendation that Ms. Kondracke be re-elected as a Class III director. Following our proxy filing, Institutional Shareholder Services Inc. (“ISS”) issued a recommendation that its clients vote against Ms. Kondracke’s re-election to our Board of Directors. Specifically, ISS has recommended that its clients vote against Ms. Kondracke because ISS has made its own determination that she is a “non-independent” director serving on our Board’s Nominating and Corporate Governance Committee. The purpose of this letter is to assist shareholders in understanding why the Board of Directors has determined that Ms. Kondracke is an independent director, and believes strongly that shareholders should vote “FOR” Ms. Kondracke’s re-election to our Board of Directors due to, among other factors, her exemplary service as Chair of the Nominating and Corporate Governance Committee.

The Board Has Determined that Ms. Kondracke is an Independent Director under NYSE Listing Standards and Our Corporate Governance Guidelines

Over twenty years ago, Ms. Kondracke served as Chief Executive Officer of a predecessor entity of Bright Horizons Family Solutions Inc. (the “Company”) for less than one year between 1998 and 1999. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the listing standards of the New York Stock Exchange (“NYSE”). Under NYSE listing standards, a director who formerly served as a company executive (including as a Chief Executive Officer) is deemed to be independent three years after having ceased to serve in such capacity. However, ISS imposes a policy whereby ISS will forever consider a former Chief Executive Officer to be an affiliate of the company where she previously served, regardless of how long ago, or for how short a period of time she served. Although Ms. Kondracke served as Chief Executive Officer over twenty years ago for less than a year, ISS still deems Ms. Kondracke to be a non-independent director per its own criteria and has recommended voting against her because, according to ISS, she “serves as a non-independent member (per ISS’ classification) of a key board committee.” We disagree with ISS’ classification of Ms. Kondracke as “non-independent” and our Board has affirmatively determined that she is independent under the NYSE Listing Standards and our Corporate Governance Guidelines.

Ms. Kondracke Has Unique Experiences and Skills Sets and is an Effective Chair of our Nominating and Corporate Governance Committee

Ms. Kondracke is a valued resource for our Board of Directors. Ms. Kondracke brings to the Board a rich understanding of developmental child care and education, extensive organizational leadership, deep knowledge of our Company and its strategy, and broad-based public company experience, as evidenced by her prior service on other public company boards of directors. Ms. Kondracke shares with us her deep knowledge and understanding of corporate governance and management best practices by chairing the Nominating and Corporate Governance Committee. Under that Committee’s leadership, the Board has undergone significant refreshment over the past three years, bringing in three new independent directors, resulting in increased gender/racial diversity and broadening the Board’s expertise and imparting fresh new perspectives.

Our Nominating and Corporate Governance Committee is Composed Entirely of Independent Directors

Our Nominating and Corporate Governance Committee is composed of four directors, all of whom are independent, and the Committee meets the NYSE requirement that all members of such committee be independent. According to ISS, three out of four members of our Nominating and Corporate Governance Committee are independent. ISS states in its report that “[t]he presence of non-independent directors on key committees may diminish a committee’s ability to oversee management objectively.” However, we believe that our Nominating and Corporate Governance Committee effectively oversees management objectively, and that the presence of Ms. Kondracke on such Committee enhances, rather than diminishes, such oversight given her unique background and skill set.

We Recommend Shareholders Vote “FOR” the Re-Election of Ms. Kondracke at the Annual Meeting

In light of the Board’s affirmative determination that Ms. Kondracke is independent under the NYSE listing standards and the Company’s Corporate Governance Guidelines, coupled with her extensive experience, qualifications, and exemplary service as Chair of our Nominating and Corporate Governance Committee, we recommend that you vote “FOR” the re-election of Ms. Kondracke at the 2019 Annual Meeting of Shareholders.

Thank you for giving this matter your attention and for your support of Ms. Kondracke and the Company on this important matter.

Sincerely,

David H. Lissy, Executive Chairman

Bright Horizons Family Solutions Inc.

Other Matters

Engagement of Proxy Solicitor

Subsequent to the filing of its definitive proxy statement with U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2019 (the “Proxy Statement”), the Company retained Alliance Advisors, L.L.C. (“Alliance Advisors”), a proxy solicitation firm, at an estimated cost of $8,000 plus reimbursement of expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders. Alliance Advisors may solicit proxies personally or by telephone, mail or electronic means. In addition, Alliance Advisors and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2019 Annual Meeting of Shareholders. The Company has filed the Proxy Statement and a proxy card with the SEC in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the Company’s directors and certain of its executive officers, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement filed with the SEC. You may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents that may be filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. The Proxy Statement and other relevant documents filed by the Company with the SEC are also available, without charge, on the Company’s website at www.brighthorizons.com under “Annual Meeting Materials,” or by directing a written request to the Company’s Corporate Secretary at Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, MA 02472, Attention: Secretary, or by calling us at (617) 673-8000.

Disclaimer

The Company has neither sought nor obtained the consent from any third party to use any statements or information contained in this letter that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.